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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the LSI Logic Corporation 1991 Equity Incentive Plan of our report dated February 18, 2000, which appears in the 1999 Annual Report to Shareholders of LSI Logic Corporation, which is included in LSI Logic Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

                                       /s/ PricewaterhouseCoopers LLP


August 4, 2000 San Jose, California